WESTMORELAND COAL COMPANY

ITEM 14 - EXHIBIT 21

For the year ended December 31, 1994


                                      State of
Subsidiary Name                     Incorporation

Cleancoal Terminal Company            Delaware
Criterion Coal Company                Delaware
Deane Processing Company              Delaware
Eastern Coal & Coke Company           Pennsylvania
ECC Leasing Corp.                     Delaware
Kentucky Criterion Coal Company       Delaware
Pine Branch Mining Co.                Delaware
Roda-Dendron Coal Company             Delaware
Triport Tool Corporation              Delaware
WEI-Ft. Lupton, Inc.                  Delaware
WEI-Indiana, Inc.                     Delaware
WEI-Rensselaer, Inc.                  Delaware
WEI-Roanoke Valley, Inc.              Delaware
Westmoreland Coal Sales Company, Inc. Delaware
Westmoreland Energy, Inc.             Delaware
Westmoreland Resources, Inc.          Delaware
Westmoreland Terminal Company         Delaware
Westmoreland-Altavista, Inc.          Delaware
Westmoreland-Buena Vista, Inc.        Delaware
Westmoreland-Covington, Inc.          Delaware
Westmoreland-Fort Drum, Inc.          Delaware
Westmoreland-Franklin, Inc.           Delaware
Westmoreland-Greeley, Inc.            Delaware
Westmoreland-Hopewell, Inc.           Delaware